CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 2, 2000, included (or incorporated by reference) in Edison International's Annual Report on Form 10-K for the year ended December 31, 1999, and our report dated May 21, 1999 included in the Stock Savings Plus Plan for Employees of Southern California Edison Company Form 11-K for the year ended December 31, 1998, and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Los Angeles, California
April 21, 2000